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                                                                    EXHIBIT 10.5

                                 ZIPREALTY, INC.

                           FIFTH AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

     This Fifth Amended and Restated Investors' Rights Agreement is made as of December 17, 2002 by and among zipRealty, Inc., a California corporation located at 2000 Powell Street, Suite 1555 Emeryville, California 94608 (the "COMPANY"), and the Holders (as defined below).

     1. Registration Rights. The Company covenants and agrees as follows:

          1.1 Definitions. For purposes of this Section 1:

               (a) The term "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended ("THE ACT"), and the declaration or ordering of effectiveness of such registration statement or document;

               (b) The term "REGISTRABLE SECURITIES" means the Common Stock, (i) issuable or issued upon conversion of the Series A Preferred Stock issued pursuant to the Series A Preferred Stock Purchase Agreement dated July 7, 1999;
(ii) issuable or issued upon conversion of the Series B Preferred Stock issued pursuant to the Series B Preferred Stock Purchase Agreement dated November 30, 1999; (iii) issuable or issued upon conversion of the Series C Preferred Stock issued pursuant to the Series C Preferred Stock Purchase Agreement dated July 28, 2000; (iv) issuable or issued upon conversion of the Series D Preferred Stock issued pursuant to the Series D Preferred Stock Purchase Agreement dated May 18, 2001; (v) issuable or issued upon conversion of the Series E Preferred Stock issued upon conversion of the Senior Secured Convertible Promissory Notes issued pursuant to the Note and Warrant Purchase Agreement dated February 11, 2002; (vi) issuable or issued upon conversion of the Series F Preferred Stock issued upon conversion of the Senior Secured Convertible Promissory Notes issued pursuant to the Note and Warrant Purchase Agreement of even date herewith; (vii) issuable or issued upon conversion of the Warrant Shares (defined below); and
(viii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Warrant Shares excluding in all cases, however, (i) any Registrable Securities sold by a person in a transaction in which such person's rights under this Section 1 are not assigned, or (ii) any Registrable Securities sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

               (c) The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be determined by the number of shares of Common Stock outstanding which are, and the number of

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shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

               (d) The term "HOLDER" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.12 hereof.

               (e) The term "FORM S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the "SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (f) The term "INITIATING HOLDERS" shall mean any Holder or Holders who in the aggregate hold not less than thirty percent (30%) of the then outstanding Registrable Securities.

               (g) The term "WARRANT SHARES" means any shares of Common Stock issuable or issued upon conversion of (i) the Series F Preferred Stock issued upon exercise of the Warrants (as defined in the Note and Warrant Purchase Agreement of even date herewith); (ii) the Series F Preferred Stock issued upon exercise of the Warrants (as defined in the Note and Warrant Purchase Agreement dated October 28, 2002); (iii) the Series E-1 Preferred Stock issued upon exercise of the Primary Warrants and Secondary Warrants (as defined in the Note and Warrant Purchase Agreement dated February 11, 2002); (iv) the Series C Preferred Stock issued upon exercise of the Series C Warrants (as that term is defined in the Series C Preferred Stock Purchase Agreement dated July 28, 2000);
(v) the Series B Preferred Stock issued upon exercise of a warrant to purchase 30,485 shares of Series B Preferred Stock issued to Vanguard VI, L.P. dated November 3, 1999; (vi) the Series B Preferred Stock issued upon exercise of a warrant to purchase 1,261 shares of Series B Preferred Stock issued to Vanguard VI Affiliates Fund L.P. dated November 3, 1999; (vii) the Series B Preferred Stock issued upon exercise of a warrant to purchase 10,159 shares of Series B Preferred Stock issued to Barrington Partners LLC dated November 17, 1999; and
(viii) the Series A Preferred Stock issued upon exercise of a warrant to purchase 22,222 shares of Series A Preferred Stock issued to Iverson Financial Corp. dated March 29, 1999.

          1.2 Demand Registration.

               (a) Request for Registration. If the Company shall receive from the Initiating Holders at any time or times not earlier than the earlier of (i) three (3) years after the date of the First Closing (as defined in the Note and Warrant Purchase Agreement of even date herewith) or (ii) six (6) months after the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the aggregate proceeds of which (after deduction for underwriter's discounts and expenses related to the issuance) exceed $10,000,000 the Company will:

                    (i) promptly give written notice of the proposed registration to all other Holders; and

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                    (ii) as soon as practicable, use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable Blue Sky or other state securities laws, and appropriate compliance with the Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered. Notwithstanding anything to the contrary contained herein, if the underwriters have not limited the number of Registrable Securities to be underwritten in the requested registration, the Company shall be entitled, at its election, to join in any such registration with respect to securities to be offered by it or any other party.

               (b) Exclusions. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

                    (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

                    (ii) After the Company has initiated two (2) such registrations pursuant to this Section 1.2;

                    (iii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                    (iv) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 1.11 hereof;

                    (v) If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company, which consent shall not be unreasonably withheld); or

                    (vi) If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (v) above to firmly underwrite the offer.

               (c) Registration Statement. Subject to the foregoing clauses (i) through (vi) above, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be detrimental to the Company and the Board of Directors

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of the Company concludes, as a result, that it is in the best interests of the
Company to defer the filing of such registration statement at such time, and
(ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then the Company shall have the right to defer such filing (except as provided in clause (b)(iii) above) for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

          The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 1.2(d) and 1.2(e) hereof, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

               (d) Underwriting. The right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the selected underwriter. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he, she or it holds.

               (e) Procedures and Allocation of Registration Rights.

                    (i) If the Company shall request inclusion in any registration pursuant to Section 1.2 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 1.2, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1 (including Section 1.13). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.2(e)(ii) below. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(e), then the Company shall offer to all holders who have retained

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rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 1.2(e)(ii) below.

                    (ii) Allocation of Registration Rights.

                         (1) In any circumstance in which all of the Registrable
Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling shareholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall first be allocated among the Holders of Registrable Securities requesting inclusion of shares, pro rata on the basis of the number of shares of Registrable Securities that would be held by such Holders, assuming conversion, and then allocated among other selling shareholders requesting including of shares, pro rata on the basis of the number of shares of Other Shares that would be held by such other selling shareholders, assuming conversion; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all Other Securities of the Company are first entirely excluded from the underwriting and registration; provided further, that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or other selling shareholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him, her or it pursuant to the above-described procedure, in which case the remaining portion of his, her or its allocation shall be reallocated among those requesting Holders and other selling shareholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling shareholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling shareholders have been so allocated. Any Registrable Securities and Other Securities excluded and withdrawn from such underwriting shall be withdrawn from registration.

                         (2) The Company shall not limit the number of
Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by shareholders with no registration rights or to include shares of stock issued to founders of the Company or to employees, officers, directors, or consultants pursuant to the Company's Stock Option Plan, or in the case of registrations under Sections 1.2 or 1.11 hereof, in order to include in such registration securities registered for the Company's own account.

          1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of

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securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of written notice by the Company, the Company shall, subject to the provisions of Section 1.7, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for the earlier of one hundred twenty (120) days or until the distribution described in the registration statement has been completed;

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

               (f) Notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and use reasonable efforts to amend or supplement such prospectus in order to cause

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such prospectus not to include any untrue statement of material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and use its best efforts to cause its independent certified public accountants to provide "cold comfort" letters and updates thereof addressed to each Holder (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and to cover matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings;

               (h) Cause all such Registrable Securities registered pursuant hereunder to be listed or quoted on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted, and, if no such securities are so listed or quoted, cause such securities to be listed on a national securities exchange or the Nasdaq Stock Market;

               (i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

               (j) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

          1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          1.6 Expenses of Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Sections
1.2 and 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

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          1.7 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company, but in no event will (i) shares of the Company's equity securities held by persons other than the Holders be included in such registration if Registrable Securities are excluded from such registration, and
(ii) the amount of Registrable Securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering (the Registrable Securities so included to be apportioned pro rata among the selling shareholders according to the total amount of Registrable Securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders), unless such offering is the initial public offering of the Company's securities in which case the selling shareholders may be excluded entirely if the underwriters make the determination described above and no other shareholder's securities are included. For purposes of apportionment, any selling shareholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

     The Company shall have the right to include shares now or hereafter owned by the Company's officers and employee directors that are not already, by virtue of this Agreement, deemed Registrable Securities (the "MANAGEMENT SHARES") in any registration pursuant to Section 1.3, provided, however, that all of the Management Shares and all other outstanding shares of the Company's equity securities shall be excluded from such registration before any Registrable Securities are excluded from such registration pursuant to this Section 1.7. If Management Shares are included in a registration pursuant to Section 1.3, each holder of Management Shares will be deemed a "Holder" (as that term is defined in Section 1 of this Agreement) for all purposes under this Agreement.

          1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities

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Exchange Act of 1934, amended (the "1934 ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 1.9(b) exceed the net proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

               (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this Section 1.9(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f) The obligations of the Company and Holders under this Section
1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use reasonable efforts to:

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

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.11 Form S-3 Registration. In case the Company shall receive from the Initiating Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities then outstanding owned by such Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.11: (1) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the

Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.11; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; or (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this
Section 1.11 and the Company shall include such information in the written notice referred to in Section 1.11(a). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders.

               (d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.11, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company.

          1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to a transferee or assignee who acquires at least 50,000 shares of Registrable Securities (provided that such rights may be assigned by a Holder to a limited partner, general partner or other affiliate of a Holder regardless of the number of shares acquired by such transferee), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and, provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act, and the transferee or assignee enters into a written agreement with the Company whereby the transferee or assignee agrees to be bound by the terms of this Agreement including, but not limited to, the terms of Section 1.13 of this Agreement.

          1.13 "Market Stand-Off" Agreement. Each holder of securities which are or at one time were Registrable Securities (or which are or were convertible into Registrable Securities) hereby agrees that, during a period not to exceed 180 days, following the effective date of the initial public offering of the Company, it shall not without the prior written consent of the managing underwriter sell or otherwise transfer or dispose of (other than to a donee who agrees to be similarly bound) any Common Stock of the Company held by it at any time during such period except Common Stock included in such registration, and further agrees to execute the managing underwriters' standard form of lock-up agreement which shall reflect terms similar to those set forth in this Section
1.13. The foregoing provisions of this Section 1.13 shall only be applicable to the Holders if all officers and directors and greater than 1% shareholders of the Company enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          1.14 Termination of Registration Rights. No shareholder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, or (ii) as to a given Holder, when such Holder can sell all of such Holder's Registrable Securities in a ninety (90) day period pursuant to Rule 144 promulgated under the Act.

          1.15 Future Registration Rights. Other than the rights granted herein, the Company shall not grant any registration rights senior to or on parity with the registration rights of the Registrable Securities as set forth herein without the consent of the Holders of a majority of Registrable Securities then outstanding.

     2. Information Rights.

          2.1 Inspection. The Company shall permit each Holder holding at least 100,000 shares of the Registrable Securities, at such Holder's expense to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Holder; provided, however, that the Company shall not be obligated pursuant to this
Section 2.1 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          2.2 Delivery of Financial Statements. The Company shall deliver to each Holder which holds at least 100,000 shares of Registrable Securities:

               (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, a balance sheet, and statements of operations and cash flow for such fiscal year. Such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited by independent public accountants of nationally recognized standing selected by the Company;

               (b) within forty-five (45) days of the end of each fiscal quarter of the Company, an unaudited statement of operations and balance sheet for and as of the end of such quarter, in reasonable detail and prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes;

               (c) within thirty (30) days of the end of each calendar month, an unaudited statement of operations and balance sheet for and as of the end of such month; in reasonable detail and prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes;

               (d) as soon as practicable prior to the end of each fiscal year, and in any event no later than thirty (30) days prior thereto a fiscal year business plan and operating budget for the Company prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

               (e) with respect to the financial statements called for in this
Section 2.2, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

               (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Holder or any assignee of the Holder may from time to time request; provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.2 to provide information that it deems in good faith to be a trade secret or similar confidential information.

          2.3 Termination of Information Rights. The covenants set forth in this
Section 2 shall terminate as to Holders and be of no further force and effect
(i) upon the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public or (ii) as to a particular Holder on the date such Holder no longer holds at least 100,000 shares of Registrable Securities.

     3. Holders' Right of First Refusal.

          3.1 Right of First Refusal Upon Issuances of Securities by the
Company.

               (a) The Company hereby grants, on the terms set forth in this
Section 3.1, to each Holder who holds at least 100,000 shares of Registrable Securities (a "MAJOR HOLDER"), a right of first refusal with respect to New Securities (as defined in Section 3.1(b)) which the Company may, from time to time, propose to sell and issue.

               (b) "NEW SECURITIES" shall mean any capital stock of the Company, whether now authorized or not, and any rights, options or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided that "NEW SECURITIES" does not include (i) the Registrable Securities, (ii) all shares of Common Stock or other securities issued upon exercise or conversion of warrants, options, rights, or convertible securities, if the issuance of such warrants, options, rights, or convertible securities was subject to, or exempt from the right of first refusal contained in this Section 3, (iii) securities issued pursuant to a registration statement filed under the Act in connection with a firm commitment underwritten offering, (iv) securities issued in connection with bona fide acquisitions, consolidations, mergers or similar transactions unanimously approved by the Board of Directors, (v) all shares of Common Stock or other securities issued or issuable to officers, directors and employees of, and consultants to, the Company pursuant to an option plan, purchase plan or other officer, director, employee or consultant incentive plan or pursuant to stock grants or any other plan or arrangement unanimously approved by the Board of Directors, (vi) all shares of Common Stock or other securities issued pursuant to agreements to license technology or other strategic partnership agreements, as unanimously approved by the Board of Directors, (vii) all shares of Common Stock or other securities issued to banks, savings and loan associations, equipment lessors or other similar lending institutions in connection with such entities providing working capital, credit facilities or equipment financing to the Company, as unanimously approved by the Board of Directors, and (viii) all shares of Common Stock or other securities issued or issuable pursuant to a stock split, stock dividend, recapitalization or the like.

               (c) In the event the Company proposes to offer any of its New Securities, the Company shall first make an offering of such New Securities to each Major Holder in accordance with the following provisions:

               (i) The Company shall deliver a notice by certified mail (the "NOTICE") to the Major Holder stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, (iii) the price, if any, for which it proposes to offer such New Securities, and (iv) a statement as to the number of days from receipt of such Notice within which the Major Holder must respond to such Notice.

               (ii) Within twenty (20) calendar days after receipt of the Notice, each Major Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such New Securities which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Registrable Securities then held, by such Major Holder bears to the total number of outstanding shares of Common Stock on a fully diluted basis (including any shares of Common Stock into which outstanding shares of Preferred Stock are convertible, any shares of Common Stock issuable upon exercise of options, warrants or other convertible securities and any shares reserved for issuance pursuant to a plan approved by the Board of Directors). The Company shall promptly, in writing, inform each Major Holder who elects to purchase all the New Securities available to it (the "FULLY-EXERCISING HOLDER") of any other Major Holder's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Holder shall be entitled to obtain that portion of the New Securities offered to the Major Holders which was not subscribed for, which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Registrable Securities then held, by such Fully-Exercising Holder bears to the total number of shares of Common Stock issued and outstanding, including shares issuable upon conversion of convertible securities issued and outstanding then held, by all Fully-Exercising Holders who wish to purchase a portion of the unsubscribed shares.

               (d) In the event the Major Holders fail to exercise in full the right of first refusal within said thirty (30) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities as to which the Major Holders' rights were not exercised, at a price and upon general terms no more favorable than those specified in the Notice delivered to the Major Holders. In the event the Company has not agreed to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Major Holders in the manner provided above.

               (e) The right of first refusal granted under this Section 3.1 shall expire upon the closing of the Company's first firm commitment underwritten public offering pursuant to an effective registration statement filed by the Company under the Act in which the aggregate gross proceeds to the Company equals or exceeds $20,000,000.00.

        4. Miscellaneous Provisions.

            4.1 Waivers and Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the shares of Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 4.1 shall be binding upon each person or entity which are granted certain rights under this Agreement and the Company. Notwithstanding the foregoing, purchasers of shares of the Company's (i) Series F Preferred Stock under the Note and Warrant Purchase Agreement of even date herewith (such shares of Series F Preferred Stock to be issued upon conversion of the Senior Secured Convertible Promissory Notes and Warrants issued thereunder - as defined therein), or an addendum thereto, and (ii) Series E Preferred Stock and Series E-1 Preferred Stock under the Note and Warrant Purchase Agreement dated February 11, 2002 (such shares of Preferred Stock to be issued upon conversion of the Senior Secured Convertible Promissory Notes, Primary Warrants and Secondary Warrants issued thereunder - as defined therein), or an addendum thereto, shall, upon the respective conversion or exercise of such Notes, Warrants, Primary Warrants or Secondary Warrants issued thereunder, be subsequently and automatically added as a party to this Agreement as a Holder and shall be bound by and entitled to the terms, benefits and conditions herein.

            4.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and, except as otherwise noted herein, shall be deemed effectively given upon personal delivery, delivery by nationally recognized courier or upon deposit with the United States Post Office, (by first class mail, postage prepaid) addressed: (a) if to the Company, at the address set forth on the first page of this Agreement (or at such other address as the Company shall have furnished to the Holders in writing) attention of Chief Executive Officer and
(b) if to a Holder, at the latest address of such person shown on the Company's records.

            4.3 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

            4.4 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

            4.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

            4.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            4.7 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

            4.8 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

            4.9 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Holder under this Agreement are several rights, not rights jointly held with any other Holders. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Holder shall not affect the validity, legality or enforceability of this Agreement with respect to the other Holders. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

            4.10 Stock Splits. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

            4.11 Aggregation of Stock. All shares of the Registrable Securities held, acquired by or transferred to affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

            4.12 Prior Investors Rights Agreement. Upon both (i) the execution of this Agreement by investors holding a majority of the Registrable Securities outstanding or deemed to be outstanding immediately prior to the First Closing (as that term is defined in the Note and Warrant

Purchase Agreement of even date herewith), and (ii) the initial issuance by the Company of any Notes (as that term is defined in the Note and Warrant Purchase Agreement of even date herewith), this Agreement shall supersede and replace in all respects the Fourth Amended and Restated Investors Rights Agreement dated as of February 11, 2002 (the "PRIOR INVESTORS RIGHTS AGREEMENT").

            4.13 Waiver of Right of First Refusal. All rights under Section 3 of the Prior Investors Rights Agreement to receive notice of the issuance of the Notes and Warrants and any other securities issued or issuable under the Note and Warrant Purchase Agreement of even date herewith, or an addendum thereto, and to purchase such securities are hereby waived. This waiver shall be binding and effective on all parties to the Prior Investors Rights Agreement upon the execution of this Agreement by the holders of the majority of the Registrable Securities under the Prior Investors Rights Agreement, pursuant to Section 4.1 thereof.

          5. Voting Agreement. Until such time as the earlier of (i) the Company's first firm commitment underwritten public offering pursuant to an effective registration statement filed by the Company under the Act in which the aggregate gross proceeds to the Company equals or exceeds $20,000,000.00, or
(ii) the merger, acquisition or liquidation (other than for purposes of a reincorporation) of the Company or the sale of all of substantially all of the Company's assets, at the election of the Company's directors whether by a meeting or unanimous written consent following the date of this Agreement, Juan Mini, Scott Kucirek and the Holders agree to consult each other and to vote their respective shares of the Company's Common Stock and Preferred Stock, to elect as the directors who are elected by the vote of the Common Stock and Preferred Stock voting as a single class (if any) -- as provided for in the Company's Amended and Restated Articles of Incorporation -- nominees who are mutually agreeable to the holders of a majority of Common Stock and to the holders of a majority of the Preferred Stock; provided, that Juan Mini, Scott Kucirek and the Holders agree that one such jointly elected director shall be a representative designated by Venture Strategy Partners (initially to be Matt Crisp) for a period of at least six (6) months beginning on the date of the first closing pursuant to the Note and Warrant Purchase Agreement of even date herewith.

            [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors Rights Agreement on the day and year first set forth above.

                                          "COMPANY"

                                          ZIPREALTY, INC.

                                          By: /s/ Gary M. Beasley
                                              ----------------------------------

                                          Title: CFO
                                                 -------------------------------

                                          "HOLDERS OF MANAGEMENT SHARES"

                                          By: /s/ Scott Kucirek
                                              ----------------------------------
                                              Scott Kucirek

                                          By: /s/ Juan Mini
                                              ----------------------------------
                                               Juan Mini

                                       "HOLDER" AND "HOLDER OF WARRANT SHARES"

                                       BENCHMARK CAPITAL PARTNERS IV, L.P.
                                       as nominee for
                                          Benchmark Capital Partners IV, L.P.
                                          Benchmark Founders' Fund IV, L.P.
                                          Benchmark Founders' Fund IV-A, L.P.
                                          Benchmark Founders' Fund IV-B, L.P.
                                          and related individuals

                                       By: Benchmark Capital Management Co. IV,
                                           L.L.C. its general partner

                                       By: /s/ [Illegible]
                                           -------------------------------------
                                           Managing Member

                                       "HOLDER" AND "HOLDER OF WARRANT SHARES"

                                       HOWARD CRISP

                                       Signature: /s/ Howard Crisp
                                                  ------------------------------

                                       "HOLDER" AND "HOLDER OF WARRANT SHARES"

                                       MICHAEL A. DeBELL

                                       Signature: /s/ Michael A. DeBell
                                                  ------------------------------

                                       "HOLDER" AND "HOLDER OF WARRANT SHARES"

                                       RICHARD D. DUMONT

                                       Signature: /s/ Richard D. Dumont
                                                  ------------------------------

                                       "HOLDER" AND "HOLDER OF WARRANT SHARES"

                                       DAVID J. GARDNER

                                       Signature: /s/ David J. Gardner
                                                  ------------------------------

                                       "HOLDER" AND "HOLDER OF WARRANT SHARES"

                                       IVERSON FINANCIAL CORP.

                                       By: /s/ Juan Elvio Mini
                                           -------------------------------------

                                       Name: Juan Elvio Mini
                                             -----------------------------------

                                       Title: President
                                              ----------------------------------

                                       "HOLDER" AND "HOLDER OF WARRANT SHARES"

                                       PHILIP A. LAMOREAUX

                                       Signature: /s/ Philip A. Lamoreaux
                                                  ------------------------------

                                       "HOLDER" AND "HOLDER OF WARRANT SHARES"

                                       PYRAMID TECHNOLOGY VENTURES I, L.P.

                                       By: /s/ [Illegible]
                                           -------------------------------------

                                       Name: Taurus Partners LLC
                                             -----------------------------------

                                       Title: General Partner
                                              ----------------------------------

                                       "HOLDER" AND "HOLDER OF WARRANT SHARES"

                                       THE RAHN GROUP, LLC

                                       By: /s/ Noel P. Rahn
                                           -------------------------------------

                                       Name: Noel P. Rahn
                                             -----------------------------------

                                       Title: Partner in Charge
                                              ----------------------------------

                                       "HOLDER" AND "HOLDER OF WARRANT SHARES"

                                       DAVID A. RECTOR

                                       Signature: /s/ David A. Rector
                                                  ------------------------------

                                       "HOLDER" AND "HOLDER OF WARRANT SHARES"

                                       JAMES N. SCHMIDT

                                       Signature: /s/ James N. Schmidt
                                                  ------------------------------

                                       "HOLDER" AND "HOLDER OF WARRANT SHARES"

                                       DAVID A. SHERF

                                       Signature: /s/ David A. Scherf
                                                  ------------------------------

                                       "HOLDER" AND "HOLDER OF WARRANT SHARES"

                                       BILL SINCLAIR

                                       Signature: /s/ Bill Sinclair
                                                  ------------------------------

                                       "HOLDER" AND "HOLDER OF WARRANT SHARES"

                                       VANGUARD VI, L.P.
                                       By: Its General Partner
                                           Vanguard VI Venture Partners, L.L.C.

                                       By: /s/ Donald F. Wood
                                           -------------------------------------
                                           Donald F. Wood, Managing Member

                                       VANGUARD VI AFFILIATES FUND, L.P.
                                       By: Its General Partner
                                           Vanguard VI Venture Partners, L.L.C.

                                       By: /s/ Donald F. Wood
                                           -------------------------------------
                                           Donald F. Wood, Managing Member

                                       VANGUARD VI ANNEX FUND, L.P.
                                       By: Its General Partner
                                           Vanguard VI Venture Partners, L.L.C.

                                       By: /s/ Donald F. Wood
                                           -------------------------------------
                                           Donald F. Wood, Managing Member

                                       "HOLDER" AND "HOLDER OF WARRANT SHARES"

                                       VENTURE STRATEGY PARTNERS II LP

                                       By: /s/ Joanna Rees Gallanter
                                           -------------------------------------

                                       Name: Joanna Rees Gallanter
                                             -----------------------------------

                                       Title: Managing Member
                                              ----------------------------------

                                       VENTURE STRATEGY AFFILIATES FUND LP

                                       By: /s/ Joanna Rees Gallanter
                                           -------------------------------------

                                       Name: Joanna Rees Gallanter
                                             -----------------------------------

                                       Title: Managing Member
                                              ----------------------------------